            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 19, 2005, relating to the financial statements and financial highlights which appears in the October 31,
2005 Annual Report to Shareholders of Schroder International Alpha Fund and
Schroder U.S. Opportunities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Disclosure of Portfolio Holdings", "Independent Registered Public
Accounting Firm" and "Financial Statments" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 9, 2006